Exhibit 10.20

COINSURANCE AMENDING AGREEMENT

THIS COINSURANCE AMENDING  AGREEMENT is effective as of October 20, 2016, between PRIMERICA LIFE INSURANCE COMPANY OF CANADA, a life insurance company incorporated under the Insurance Companies Act (Canada) (together with its successors and permitted assigns, the “Ceding Company”), MUNICH RE LIFE INSURANCE COMPANY OF VERMONT, a reinsurance company formerly known as Financial Reassurance Company 2010, Ltd. which is registered as a special purpose financial captive insurance company pursuant to Chapter 141, Title 8 of the Vermont Statutes Annotated (together with its successors and permitted assigns, the “Reinsurer”) and, solely for purposes of paragraph 2 hereof, Munich-American Holding Corporation, a Delaware corporation (“MAHC”).

WHEREAS, the Ceding Company and the Reinsurer are parties to a coinsurance agreement dated March 31, 2010, as amended, (the “Coinsurance Agreement”) pursuant to which the Ceding Company ceded certain liabilities to the Reinsurance on an indemnity reinsurance basis; and

WHEREAS, on September 23, 2016, MAHC purchased all of the issued and outstanding stock of the Reinsurer;

WHEREAS, MAHC is a subsidiary of Münchener Rückversicherungs-Gesellschaft Aktiengesellschaft in München, a reinsurance company organized under the laws of Germany (“Munich Re”);

WHEREAS, the Ceding Company and the Reinsurer are parties to a reinsurance security agreement dated December 31, 2011 (the “Reinsurance Security Agreement”), pursuant to which Reinsurer places assets in a reinsurance security account (“RSA”) as required under the Coinsurance Agreement for the benefit of the Ceding Company;

WHEREAS, the Ceding Company and the Reinsurer desire to amend the Coinsurance Agreement to allow an affiliate of Munich Re to manage the assets in the RSA;

WHEREAS, the Ceding Company and the Reinsurer desire to clarify that Ceding Company did not make any representation or warranty as to the accuracy of any information provided by Ceding Company in connection with MAHC’s purchase of Reinsurer and to further clarify that Ceding Company shall have no liability to MAHC for MAHC’s use of such information;

WHEREAS, all capitalized terms used herein that are not otherwise defined shall have the meaning set forth in the Coinsurance Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.Investment of Collateral.  Section 15.2 of Article XV is hereby deleted in its entirety and replaced with the following:

Section 15.2   Investment of Collateral.

(a)The assets held in the Reinsurance Security Account from time to time (the “Collateral”) shall consist of Eligible Assets.

(b)The Reinsurer shall appoint either a third-party investment manager or a Munich Re affiliate to manage the assets held in the Reinsurance Security Account, pursuant to an investment management agreement in a form acceptable to the Ceding Company.  The Reinsurer shall be responsible for all fees arising from the services provided by such third-party investment manager or Munich Re affiliate.

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2.Address of Notice.  Section 21.5 of the Coinsurance Agreement is hereby amended by deleting the address for notice to the Reinsurer and the requirement for providing a copy of such notice to Skadden, Arps, Slate, Meagher & Flom LLP and replacing it with the following:

If to Reinsurer:

Munich Re Life Insurance Company of Vermont

c/o Paul Frank + Collins P.C.

One Church Street

Burlington, Vermont 05402-1307

Attention:  Stephanie Mapes

with copies to (which shall not constitute notice to the Reinsurer for purposes of this Section 21.5):

Munich Life Management Corporation Ltd.

Munich Re Centre

390 Bay Street, 26th Floor

Toronto, Ontario M5H 2Y2

Attention:  Bernard Nauman

  Lloyd Milani

Munich American Reassurance Company

56 Perimeter Center East, Suite 500

Atlanta, Georgia 30346

Attention:  Paige Freeman

3.Information Provided by Ceding Company in Connection with MAHC’s Purchase of Reinsurer.  In consideration of Ceding Company agreeing to enter into this Coinsurance Amending Agreement, MAHC acknowledges and agrees that:  (a) Ceding Company provided certain information, directly or indirectly, that MAHC reviewed as part of its due diligence in connection with the acquisition of the Reinsurer, including information provided to MAHC by Citigroup Inc. and information reflected in certain appraisals or valuations prepared by third party actuarial firms (collectively, “Acquisition Information”); (b) neither Ceding Company nor any of its representatives or advisors has made any representation or warranty as to the accuracy or completeness of the Acquisition Information and neither Ceding Company nor any of its representatives or advisors shall have any liability to MAHC or its representatives from the use of the Acquisition Information; and (c) no third party shall have any liability to MAHC on the basis of, or directly or indirectly related to, the accuracy or completeness of the Acquisition Information.  Notwithstanding anything to the contrary in this paragraph 2, none of MAHC, Reinsurer or any of their respective representatives release or waive any of their respective rights and interests arising out of or under the Coinsurance Agreement, including in connection with any breach by Ceding Company under the Coinsurance Agreement of its obligations to provide information to Reinsurer.

4.Further Assurances.   Each of the parties hereto hereby covenants and agrees to promptly do, execute and deliver, or cause to be done, executed and delivered all such further acts, documents and things as may be necessary or desirable to give full force and effect to the terms and conditions of this Coinsurance Amending Agreement.

5.Headings.  The inclusion of headings in this Coinsurance Amending Agreement is for convenience of reference only and shall not affect the construction or interpretation of this Coinsurance Amending Agreement.

6.Entire Agreement.  This Coinsurance Amending Agreement, together with the Coinsurance Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter of this agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written.  There are no conditions, warranties, representations or other agreements (whether oral or written, express or implied, statutory or otherwise) between the parties hereto in connection with the subject matter of this Coinsurance Amending Agreement, except as specifically set out herein.

7.Governing Law.  This Coinsurance Amending Agreement shall be governed by, and enforced, construed and interpreted in accordance with, the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

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8.Assignment, Successors and Assigns. This Coinsurance Amending Agreement shall enure to the benefit of and be binding on the parties hereto, and their respective predecessors, successors, and assigns. Neither this Coinsurance Amending Agreement, nor any rights or obligations hereunder, may be assigned by either of the parties hereto, except as set forth expressly in the Coinsurance Agreement.

9.Counterparts.  This Coinsurance Amending Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same document.  Counterparts may be executed either in original or electronic form and the parties hereto adopt any signatures received in a portable document format (PDF) as original signatures of the parties.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Coinsurance Amending Agreement as of the day and year first written above.

PRIMERICA LIFE INSURANCE COMPANY OF CANADA

By:	/s/ John A. Adams	By:	/s/ Heather Koshi
Title:	CEO	Title:	Senior Vice President, Finance
Date:	Oct. 21, 2016	Date:	and Chief Financial Officer Oct. 21, 2016

MUNICH RE LIFE INSURANCE COMPANY OF VERMONT

By:	/s/ Bernard Naumann	By:	/s/ Paige Freeman
Title:	President	Title:	Secretary
Date:	Oct. 24, 2016	Date:	Oct. 28, 2016

SOLELY FOR PURPOSES OF PARAGRAPH 2 HEREOF:

MUNICH-AMERICAN HOLDING CORPORATION

By:	/s/ Richard A. Olsen	By:	/s/ Ignacio Revera
Title:	Senior Vice President & CFO	Title:	Deputy General Counsel
Date:	10/31/2016	Date:	10/31/16

Execution Copy

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